Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Successful Completion of Pharmacokinetic Studies in Large Animal Model for its Alzheimer’s Disease Candidate INM-901

●	Data demonstrate a favorable bioavailability profile of INM-901 oral formulation

●	Data will support design and planning of first in human clinical trials

●	Preparing for pre-IND meeting with the FDA

Vancouver, British Columbia – November 18, 2025 – InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company developing a pipeline of proprietary small-molecule drug candidates for diseases with high unmet medical need, today announced the successful completion of pharmacokinetic (“PK”) studies in large animal models for its Alzheimer’s disease candidate INM-901.

This marks the first preclinical study in which the oral formulation of INM-901 was administered in large animals. The results provide additional data in guiding decisions in the design of a human Phase 1 clinical trial program.

Positive PK and Neurological Assessment Results

Over a seven-day dosing period, the studies demonstrated robust bioavailability in in vivo models. INM-901 achieved what is anticipated to be therapeutic levels of systemic exposure, supporting its potential utility in neurodegenerative disorders such as Alzheimer’s disease.

In addition, neurological assessments evaluating general attitude, behavior, and motor function revealed no adverse neural or behavioral effects, reinforcing the compound’s favorable profile and supporting its continued advancement toward first-in-human clinical trials.

In parallel, InMed has completed additional chemistry, manufacturing, and controls (“CMC”) development to scale the INM-901 manufacturing process in preparation for Investigational New Drug (“IND”)-enabling studies and regulatory interaction with the Food and Drug Administration (“FDA’).

Dr. Eric Hsu, Senior Vice President, Preclinical Research and Development at InMed, commented, “The successful completion of our first large animal PK study is very encouraging for the INM-901 program. The data supports the clinical applicability of our INM-901 oral formulation and provides important insights as we plan and design our IND-enabling studies and Phase 1 clinical trials. Furthermore, the neurological assessments strengthen our confidence in the compound’s overall safety profile.”

Next Development Steps:

●	Advancing CMC activities for scale-up and supply

●	Dose ranging studies in two species

●	Preparing for a pre-IND meeting with the FDA

●	GLP-enabling studies to support an IND submission

About InMed:

InMed Pharmaceuticals is a pharmaceutical drug development company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: the efficacy of INM-901; the favorable bioavailability profile of INM-901 oral formulation; planning and preparation for pre-IND meeting with the FDA; positive results demonstrating robust bioavailability of INM-901; no adverse neural or behavioral effects using INM-901; the clinical applicability of our INM-901 oral formulation; INM-901’s overall safety profile and next development steps including advancing CMC, dose ranging and GLP studies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.